UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2005

PS BUSINESS PARKS, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 18, 2005, PS Business Parks, Inc. (the "Company") issued a press release announcing the election by the Board of Directors of the Company of Robert Wesley Burns as a member of the Board of Directors of the Company. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

There is no arrangement or understanding pursuant to which Mr. Burns was nominated or elected as a director, and there have been no transactions, either since the beginning of the Company's last fiscal year or that are currently proposed, regarding Mr. Burns that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K. Mr. Burns has not been appointed to committees of the Board of Directors at this time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 18, 2005, the Company's Board of Directors amended the second sentence of Section 2 of Article IV of the Company's Bylaws to read as follows:

"The exact number of directors shall be nine (9) until changed within the limits specified above, by a bylaw amending this section 2, duly adopted by the board of directors or by the shareholders."

Item 9.01. Financial Statements and Exhibits

(c)       Exhibits

            99.1    Press release dated May 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: May 18, 2005
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 May 18, 2005
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks Announces New Director

GLENDALE, California — PS Business Parks, Inc. (AMEX: PSB) announced today that Robert Wesley Burns will join the Board of Directors. His election by the PS Business Parks’ Board is effective May 18, 2005. The PS Business Parks’ Board now has a total of nine directors.

Mr. Burns, 45, is President and Trustee of the PIMCO Funds, the nation’s fifth largest mutual fund company (excluding money market fund assets). He also serves as Co-Head of the Fund Operations Unit at PIMCO, which is responsible for the administration of $250 billion in fund assets worldwide. PIMCO is an investment advisory firm headquartered in Newport Beach, California. Mr. Burns graduated from the University of San Diego and obtained a Master of Business Administration from Indiana University.

“The addition of Wes Burns further bolsters the strength of PS Business Parks’ Board of Directors,” said Joseph D. Russell, Jr., President and Chief Executive Officer of PS Business Parks. “His investment and financial expertise and business experience make him a valuable addition to our Board as we continue to grow our business. We are pleased that Mr. Burns has agreed to join our Board and look forward to his leadership and counsel.”

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2005, PSB wholly owned approximately 17.9 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated primarily in California (5.2 million sq. ft.), Texas (2.9 million sq. ft.), Florida (3.3 million sq. ft.), Oregon (1.9 million sq. ft.), Virginia (2.8 million sq. ft.) and Maryland (1.2 million sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company’s web site is www.psbusinessparks.com.